    As filed with the Securities and Exchange Commission on January 31, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             GLOBECOMM SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      11-3225567
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)

                             GLOBECOMM SYSTEMS INC.
                          1997 STOCK INCENTIVE PLAN AND
      CERTAIN WARRANTS GRANTED PURSUANT TO WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the Plans)

                               DAVID E. HERSHBERG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             GLOBECOMM SYSTEMS INC.
                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)
                                 (516) 231-9800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed       Proposed
          Title of                        Maximum       Maximum
         Securities           Amount     Offering      Aggregate      Amount of
           to be               to be       Price        Offering    Registration
         Registered       Registered(1)  per Share       Price           Fee
--------------------------------------------------------------------------------
1997 Stock Incentive
Plan Common Stock,
$0.001 par value          95,623 shares  $26.75(2)  $2,557,915.25(2)   $675.29
--------------------------------------------------------------------------------
Warrants Pursuant to
Written Compensation
Agreements Common Stock,
$0.001 par value          57,325 shares   $8.07(3)    $462,612.75(3)   $122.13
--------------------------------------------------------------------------------
                                                       Aggregate
                                                   Registration Fee:   $797.42
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Globecomm Systems Inc. 1997 Stock Incentive Plan and/or the Warrants Pursuant to Written Compensation Agreements, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Globecomm Systems Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Common Stock of Globecomm Systems Inc. on January 28, 2000 as reported on the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price, as adjusted for stock splits, of the outstanding warrants.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Globecomm Systems Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the SEC on September 28, 1999; and

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1999 filed with the SEC on November 15, 1999; and

         (c) The Registrant's Registration Statement No. 000-22839 on Form 8-A12G filed with the SEC on July 15, 1997, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), which describes the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

         (d) The Registrant's Registration Statement No. 000-22839 on Form 8-A12G filed with the SEC on December 4, 1998, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), which describes the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (the "Delaware Law"), its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under Delaware law, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or State or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors. Section 145 of the Delaware Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of stockholders or otherwise. The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware Law and provides that to the fullest extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number     Exhibit
--------------     -------

    4              Instruments Defining the Rights of Stockholders. Reference is
                   made to the Registrant's Registration Statements No.
                   000-22839 on Form 8-A12G which are incorporated herein by
                   reference pursuant to Item 3(c) and S(d) to this Registration
                   Statement.
    5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1           Consent of Ernst & Young LLP.
    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
    24             Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
    99.1           1997 Stock Incentive Plan.
    99.2*          Notice of Grant.
    99.3*          Stock Option Agreement.
    99.4*          Addendum to Stock Option Agreement (limited Stock
                   Appreciation Right).
    99.5*          Stock Issuance Agreement.
    99.6*          Notice of Grant of Automatic Stock Option.
    99.7*          Automatic Stock Option Agreement.
    99.8           Common Stock Purchase Warrant-Stephen Judlowe.
    99.9           Common Stock Purchase Warrant-John Balan.
    99.10          Common Stock Purchase Warrant-Robert Schaefer.
    99.11          Common Stock Purchase Warrant-Daphne Kamely.
    99.12          Written Compensation Agreement-Stephen Judlowe.
    99.13          Written Compensation Agreement-John Balan.
    99.14          Written Compensation Agreement-Robert Schaefer.
    99.15          Written Compensation Agreement-Daphne Kamely.

* Exhibits 99.2 through 99.7 are incorporated by reference to Exhibits 99.2 through 99.7, respectively, to Registrant's Registration Statement No. 333-33137 on Form S-8, filed with the Commission on August 7, 1997.

Item 9.  Undertakings

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan or the warrants granted pursuant to written compensation agreements.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Hauppauge, State of New York, on this 31 day of January, 2000.

                                       GLOBECOMM SYSTEMS INC.

                                       By: /s/ Kenneth A. Miller
                                           -------------------------------------
                                           Kenneth A. Miller
                                           President and Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Kenneth A. Miller, President and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                    Date
---------                    -----                                    ----

/s/ David E. Hershberg       Chairman, Chief Executive          January 31, 2000
--------------------------   Officer and Director (Principal
David E. Hershberg           Executive Officer)

/s/ Kenneth A. Miller        President and Director             January 31, 2000
--------------------------
Kenneth A. Miller

/s/ Andrew C. Melfi          Vice President and Chief           January 31, 2000
--------------------------   Financial Officer (Principal
Andrew C. Melfi              Financial and Accounting
                             Officer)

Signature                    Title                                    Date
---------                    -----                                    ----

/s/ Stephen C. Yablonski     Vice President and Director        January 31, 2000
--------------------------
Stephen C. Yablonski

/s/ Donald G. Woodring       Vice President and Director        January 31, 2000
--------------------------
Donald G. Woodring

/s/ Herman Fialkov           Director                           January 31, 2000
--------------------------
Herman Fialkov

/s/ C. J. Waylan             Director                           January 31, 2000
--------------------------
C. J. Waylan

/s/ A. Robert Towbin         Director                           January 31, 2000
--------------------------
A. Robert Towbin

                             Director
--------------------------
Benjamin Duhov

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                             GLOBECOMM SYSTEMS INC.

                                  EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------

    4              Instruments Defining the Rights of Stockholders. Reference is
                   made to the Registrant's Registration Statements No.
                   000-22839 on Form 8-A12G which are incorporated herein by
                   reference pursuant to Item 3(c) and S(d) to this Registration
                   Statement.
    5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1           Consent of Ernst & Young LLP.
    23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
    24             Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
    99.1           1997 Stock Incentive Plan.
    99.2*          Notice of Grant.
    99.3*          Stock Option Agreement.
    99.4*          Addendum to Stock Option Agreement (limited Stock
                   Appreciation Right).
    99.5*          Stock Issuance Agreement.
    99.6*          Notice of Grant of Automatic Stock Option.
    99.7*          Automatic Stock Option Agreement.
    99.8           Common Stock Purchase Warrant-Stephen Judlowe.
    99.9           Common Stock Purchase Warrant-John Balan.
    99.10          Common Stock Purchase Warrant-Robert Schaefer.
    99.11          Common Stock Purchase Warrant-Daphne Kamely.
    99.12          Written Compensation Agreement-Stephen Judlowe.
    99.13          Written Compensation Agreement-John Balan.
    99.14          Written Compensation Agreement-Robert Schaefer.
    99.15          Written Compensation Agreement-Daphne Kamely.

* Exhibits 99.2 through 99.7 are incorporated by reference to Exhibits 99.2 through 99.7, respectively, to Registrant's Registration Statement No. 333-33137 on Form S-8, filed with the Commission on August 7, 1997.